UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2013

FORTEGRA FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Commission File No. 001-35009

Delaware	58-1461399
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

10151 Deerwood Park Boulevard, Building 100, Suite 330 Jacksonville, FL	32256
(Address of principal executive offices)	(Zip Code)

(866)-961-9529
Registrant's telephone number, including area code

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
On May 7, 2013, the Company held its 2013 Annual Meeting of Stockholders (the "Meeting"). Represented at the Meeting were 18,692,812 shares, or 94.26%, of the Company's 19,831,697 shares of common stock outstanding and entitled to vote at the Meeting. The final voting results for the matters submitted to a vote of Stockholders at the Meeting are as follows:

Proposal 1. Election of Directors.

All of the nominees for director were elected to serve until the 2014 annual meeting and until their successors have been duly elected and qualified. The results of the election were as follows:

Nominee	For	Withheld	Broker Non-Votes
Richard S. Kahlbaugh	18,109,113	583,699	—
John R. Carroll	18,062,483	630,329	—
Francis M. Colalucci	18,105,219	587,593	—
Frank P. Filipps	18,105,219	587,593	—
J.J. Kardwell	18,062,483	630,329	—
Arun Maheshwari	18,508,589	184,223	—
Ted W. Rollins	17,878,586	814,226	—
Sean S. Sweeney	18,499,199	193,613	—

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits
None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortegra Financial Corporation

Date: May 13, 2013	By:	/s/ Walter P. Mascherin
	Name:	Walter P. Mascherin
	Title:	Executive Vice President and Chief Financial Officer